Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1- Amendment no. 6 of our report dated October 11, 2013 with respect to the audited consolidated financial statements of 808 Renewable Energy Corporation for the year ended December 31, 2012.

We also consent to the references to us under the heading “Experts” in this Registration Statement.

/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas
December 31, 2013